UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 13, 2013

Xtreme Oil and Gas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53892	20-8295316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 W. Plano Parkway, Suite 3600, Plano TX 75093

(Address of Principal Executive Offices)

 (214) 432-8002

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 13, 2013, registrant issued a press release announcing the engagement of Williams Financial Group to raise capital for the acquisition of a tank truck service company, general corporate purposes and to advise the registrant in fulfilling it acquisition strategy and enhancing shareholder value and liquidity.

To facilitate the engagement of Williams Financial Group by Xtreme, Xtreme and Southwest Securities have mutually agreed to terminate their engagement.

The information included in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference to this Item 7.01 in such a filing.

Item 8.01. Other Events.

The Company is now planning to hold its annual meeting of stockholders in the Spring of following the filing of its annual report on Form 10-K. Previous plans to hold a meeting of stockholders by the end of 2012 were not able to be held because of surgery to the Company’s Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit No. Description

99.1* Press release, dated February 13, 2013.

 _________________

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2013

Xtreme Oil & Gas, Inc.

/s/ Willard G. McAndrew, III
Willard G. McAndrew, III, Chief Executive Officer